UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 6, 2009

Banks.com, Inc.

(Exact Name of Registrant as Specified in Charter)

Florida	001-33074	59-3234205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 Kearny Street, Suite 550

San Francisco, CA 94108

(Address of Principal Executive Offices, including Zip Code)

(415) 962-9700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: The Company is filing this Amendment No. 1 to Current Report on Form 8-K filed on January 12, 2009 to reflect that the Company has withdrawn its confidential treatment request with respect to certain information set forth in Exhibit 10.1 hereto.

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Investment Agreement

On January 6, 2009, Banks.com, Inc. (the “Company”) and Capital South Partners Fund I Limited Partnership, Capital South Partners Fund II Limited Partnership, and Harbert Mezzanine Partners II SBIC, L.P. (collectively, the “Lenders”) entered into the First Amendment (the “First Amendment”) to the Investment Agreement between the Company and the Lenders, dated July 21, 2006 (the “Investment Agreement”), pursuant to which $7,000,000 of the Company’s 13.50% Senior Subordinated Notes Due 2011 (the “Notes”) were sold and issued. The First Amendment is effective retroactive to December 31, 2008. The First Amendment, among other things:

•

modifies the definition of “Consolidated EBITDA,” which is used to calculate the leverage ratio and the fixed charge coverage ratio that must be maintained by the Company pursuant to the financial covenants set forth in Sections 7.1 and 7.2 of the Investment Agreement, to include the amount of any non-cash write-down of goodwill;

•	accelerates the maturity date of the Notes (from July 21, 2011 to June 30, 2010);

•	requires the Company to use the proceeds of any federal or state income or other tax refund (in excess of $5,000) to repay the Company’s obligations under the Notes; and

•

adds a new affirmative covenant pursuant to which the Company must exercise commercially reasonable best efforts to sell certain of its domain name assets for aggregate net cash proceeds mutually agreed to by the Company and the Lenders, on or before March 31, 2009. Such proceeds shall be used to prepay the principal balance on the Notes.

The description of the terms and conditions of the First Amendment set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment attached hereto as Exhibit 10.1 and incorporated herein by this reference. The First Amendment has been included to provide information regarding its terms. It is not intended to provide any other factual information about the Company. Such information can be found in other public filings the Company makes with the Securities and Exchange Commission (the “SEC”), which are available without charge at www.sec.gov.

Copies of the Investment Agreement and the Notes are on file with the SEC as Exhibits 10.1 and 10.2, respectively, to the Company’s Current Report on Form 8-K filed on July 27, 2006.

Agreement to Issue Series C Preferred Stock

On January 6, 2009, the Company agreed to issue to Daniel M. O’Donnell, the Company’s President and Chief Executive Officer and the Chairman of the Board of Directors of

the Company, and certain of his affiliates (the “Investors”) 3,000,000 shares of a new series of preferred stock of the Company designated as the Company’s “Series C Preferred Stock,” par value $.001 per share (the “Shares”), for an aggregate purchase price of $300,000 or $0.10 per Share. The Shares are to be issued pursuant to a Subscription Agreement (the “Subscription Agreement”) executed by the Investors on January 6, 2009 and agreed to and accepted by the Company on January 6, 2009.

The Lenders have agreed that the investment by the Investors in the Shares satisfies the terms and conditions of the Waiver granted to the Company by the Lenders on November 21, 2008 (the “Waiver), pursuant to which the Lenders consented to and waived certain events of default under the Investment Agreement. Additional information regarding the Waiver can be found in the Company’s Current Report on Form 8-K/A filed on November 25, 2008.

In addition, pursuant to the terms of the Stock Purchase Agreement between Barron Partners LP (“Barron”) and the Company, dated September 26, 2005, Barron provided its consent to the sale of the Shares and declined to participate in such financing. In exchange, the Company agreed to pay Barron $0.015 per share for each share of the Company’s common stock owned by Barron on June 30, 2009 if the Company does not have Consolidated EBITDA (as defined in the agreement between the parties) of at least $3.0 million at June 30, 2009.

Information regarding the rights, preferences, limitations and other terms and conditions of the Series C Preferred Stock is set forth in Section 5.03 of this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

The description of the terms and conditions of the Subscription Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Subscription Agreement attached hereto as Exhibit 10.2 and incorporated herein by this reference. The form of Subscription Agreement has been included to provide information regarding its terms. It is not intended to provide any other factual information about the Company. Such information can be found in other public filings the Company makes with the SEC, which are available without charge at www.sec.gov.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K under the subheading “Agreement to Issue Series C Preferred Stock” regarding the Company’s obligation to pay Barron if the Company does not achieve a certain target EBITDA at June 30, 2009, is incorporated by reference into this Item 2.03.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As discussed briefly under the subheading “Agreement to Issue Series C Preferred Stock” in Item 1.01 of this Current Report on Form 8-K and as discussed in greater detail in the

Company’s Current Report on Form 8-K/A filed on November 25, 2008, which is incorporated herein by reference, in November 2008, the Lenders granted the Company a Waiver pursuant to which the Lenders consented to and waived any event of default, including any default interest, by reason of noncompliance with the financial covenants set forth in Sections 7.1 and 7.2 of the Investment Agreement (the “Events of Default”) for the fiscal quarters ended September 30, 2008, December 31, 2008, and March 31, 2009 (the “Waiver Period”). The Lenders’ continued waiver of the Events of Default for the Waiver Period is subject to the Company’s satisfaction of certain conditions, including, but not limited to, the execution by the Company and the Lenders of the First Amendment described in further detail under the subheading “Amendment to Investment Agreement” in Item 1.01 of this Current Report on Form 8-K. The First Amendment, among other things, accelerates the maturity date of the Notes from July 21, 2011 to June 30, 2010.

The information in Item 1.01 of this Current Report on Form 8-K under the subheading “Amendment to Investment Agreement” regarding acceleration of the maturity date of the Notes is incorporated by reference into this Item 2.04.

Item 3.02.	Unregistered Sales of Equity Securities.

The information regarding the sale of the Shares under the subheading “Agreement to Issue Series C Preferred Stock” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Shares will be convertible, at any time at the option of the Investors, into shares of the Company’s common stock on a 3:1 ratio, subject to adjustments for any stock dividends, splits, combinations and similar events.

The Shares will be issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws, in reliance on the exemptions provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws, as the offering was not a public offering.

Item 3.03.	Material Modification to Rights of Security Holders.

The information in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 6, 2009, the Company filed with the Secretary of State of the State of Florida Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company, which were further amended on January 8, 2009 (collectively, the “Articles of Amendment”). The Articles of Amendment, which became effective as of January 6, 2009 and January 9, 2009, respectively, (1) designate a series of preferred stock of the Company, par value $.001 per share (the “Preferred Stock”), to be designated as “Series C Preferred Stock,” consisting of 3,000,000 shares of the authorized but unissued Preferred Stock (the “Series C Preferred”); (2) authorize the issuance of a maximum of 3,000,000 shares of Series C Preferred; (3) set the rights, preferences, limitations, and other terms and conditions of the Series C Preferred; (4) delete and revoke the authorization of 3,436,069 shares of Series A Preferred Stock; (5) re-classify and re-designate 3,000,000 of the shares of Series A Preferred Stock as shares of Series C Preferred with the rights, preferences, limitations and other terms and conditions described below (and in further detail in the Articles of Amendment); and (6) delete and revoke the authorization of 100,000 shares of Series B Preferred Stock.

Each share of the Series C Preferred will be entitled to one vote per share and will vote together with the Company’s common stock, par value $.001 per share (the “Common Stock”), and not as a separate class, except as otherwise required by law and except that:

•

The Series C Preferred as a class will be entitled to elect one member of the Company’s Board of Directors (but only if Daniel M. O’Donnell is not then serving as a director of the Company or as its Chief Executive Officer); and

•

So long as any shares of Series C Preferred are outstanding, the Company will not, without the written consent of the holders of at least 75% of the outstanding shares of Series C Preferred, either directly or indirectly (by amendment, merger, consolidation, or otherwise):

•

create or authorize the creation of or issue any other security convertible into or exercisable for any equity security, having rights, preferences or privileges senior to or on parity with the Series C Preferred, or increase the authorized number of shares of Series C Preferred, or

•	increase or decrease the size of the Board of Directors, except to set the number of members of the Board of Directors at five.

The number of authorized shares of Common Stock may be increased or decreased with the approval of a majority of the Company’s Preferred and Common Stock, voting together as a single class, and without a separate class vote by the Common Stock.

Each share of the Series C Preferred will be entitled to receive a 10% annual cumulative dividend, compounded annually. These dividends will be payable only upon a liquidation or redemption. For any other dividends or distributions, the Series C Preferred will participate with the Common Stock.

In the event of any liquidation, dissolution or winding up of the Company, the proceeds shall be paid first to the holders of the Series C Preferred in an amount equal to the original purchase price of each share of Series C Preferred plus any accrued dividends on each share of Series C Preferred. Thereafter, the Series C Preferred will participate with the Common Stock on an as-converted basis.

The Series C Preferred will be convertible, at any time at the option of the holders of such shares, into shares of Common Stock on a 3:1 ratio, subject to adjustments for any stock dividends, splits, combinations and similar events.

Holders of the Series C Preferred will have a pro rata right, based on their percentage equity ownership in the Company (assuming the conversion of all outstanding Preferred Stock into Common Stock and the exercise of all options outstanding under the Company’s stock plans), to participate in subsequent issuances of equity securities of the Company.

The description set forth herein of the Articles of Amendment and of the rights, preferences, limitations, and other terms and conditions of the Series C Preferred does not purport to be complete and is qualified in its entirety by reference to the full text of the Articles of Amendment attached hereto as Exhibit 3.1 and incorporated herein by this reference. The Articles of Amendment have been included to provide information regarding their terms. They are not intended to provide any other factual information about the Company. Such information can be found in other public filings the Company makes with the SEC, which are available without charge at www.sec.gov.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K/A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Banks.com, Inc.

Date: April 27, 2009	By:	/s/ Daniel M. O’Donnell
	Name:	Daniel M. O’ Donnell
	Title:	President and Chief Executive Officer
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit Number	Description
3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation of Banks.com, Inc. (Incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed on January 12, 2009)

10.1	First Amendment to Investment Agreement, dated January 6, 2009, by and among Banks.com, Inc., Capital South Partners Fund I Limited Partnership, Capital South Partners Fund II Limited Partnership, and Harbert Mezzanine Partners II SBIC, L.P.

10.2	Form of Subscription Agreement, dated January 6, 2009, between the Investors and Banks.com, Inc. (Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed on January 12, 2009)